Exhibit 10.1

AGREEMENT OF SUBLEASE

THIS AGREEMENT OF SUBLEASE (this "Sublease"), made and entered into as of the 8th day of July, 2015, by and between GBG USA INC., a Delaware corporation, with offices at 350 Fifth Avenue, New York, New York 10118 ("Sublandlord"), and XCEL BRANDS, INC., a Delaware corporation, with offices at 475 Tenth Avenue, 4th Floor, New York, New York 10018 ("Subtenant").

W I T N E S S E T H:

WHEREAS, ESRT 1333 BROADWAY, L.L.C. (successor in interest to 1333 Broadway Associates, L.L.C.) ("Landlord") leased to Sublandlord certain premises (the "Premises") in the building commonly known as 1333 Broadway, New York, New York (the "Building"), pursuant to that certain Agreement of Lease dated September 22, 2009 (the “Original Lease”), as amended by that certain First Amendment of Lease, dated as of December 15, 2009 (the “First Amendment”), that certain Second Amendment of Lease, dated as of March 31, 2012 (the “Second Amendment”), that certain Third Amendment of Lease, dated as of September 19, 2013 (the “Third Amendment”), that certain letter agreement dated as of March 9, 2010 (the “First Letter Agreement”), that certain letter agreement dated as of May 25, 2011 (the “Second Letter Agreement”), that certain letter agreement dated as of June 14, 2011 (the “Third Letter Agreement”), and that certain Fourth Amendment of Lease, dated December 10, 2014 (the “Fourth Amendment”, and together with the Original Lease, the First Amendment, the Second Amendment, the Third Amendment, the First Letter Agreement, the Second Letter Agreement, and the Third Letter Agreement, collectively, the “Lease”); and

WHEREAS, Subtenant now desires to sublease a portion of the Premises consisting of approximately 29,566 rentable square feet comprising the entire tenth (10th) floor of the Building, as more particularly described in "Exhibit A" which is attached to this Sublease as an integral part hereof (the "Subleased Premises"), from Sublandlord, and Sublandlord is willing to sublease the Subleased Premises to Subtenant, upon the terms and conditions hereinafter set forth;

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NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and obligations herein contained, the parties hereby agree as follows:

1. Subleased Premises. Sublandlord hereby subleases the Subleased Premises to Subtenant, and Subtenant hereby hires the Subleased Premises from Sublandlord, upon and subject to the terms and conditions set forth herein, together with Sublandlord’s right under the Lease to use, subject to Landlord’s consent, shafts in the Building for the purposes set forth in Article 56 of the Lease.

2. Term of Sublease. The term of the sublease (the "Term") provided for under this Sublease shall commence on January 1, 2016 (the “Commencement Date”), subject to receipt by Subtenant of the Consent (defined below) issued by Landlord following the signing of this Sublease by Sublandlord and Subtenant, and shall terminate on October 30, 2027 (the "Expiration Date"), unless sooner terminated as provided herein. Sublandlord shall deliver possession of the Subleased Premises to Subtenant in its "as is" broom clean condition on the Commencement Date, provided that the Subleased Premises shall be vacant and free of all tenancies and occupancies, and, to the best of Sublandlord’s knowledge, with the building systems serving the Subleased Premises in good working order, and Subtenant shall accept such possession. If a fire or other casualty occurs prior to the Commencement Date that renders a material portion of the Subleased Premises unusable by Subtenant in a commercially reasonable manner or inaccessible and the damage therefrom is not substantially repaired by the Commencement Date, or it is apparent that such damage will not be repaired by the Commencement Date, then Sublandlord (to the extent Sublandlord terminates the Lease as to the Subleased Premises) or Subtenant will have the right to cancel this Sublease effective upon written notice to the other party to that effect at any time prior to Sublandlord's delivery of the Subleased Premises in substantially the condition required hereby. In the event of such cancellation, Sublandlord will return to Subtenant any amounts theretofore paid by Subtenant to Sublandlord and neither party shall have any further rights or obligations hereunder except pursuant to Section 18.

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3. Fixed Rent.

(a) Subtenant shall pay Sublandlord fixed rent ("Fixed Rent") for the Subleased Premises, for the period commencing with the Commencement Date and ending on the final day of the Term, at the rental rates set forth on “Exhibit B” attached hereto and made a part hereof.

(b) Notwithstanding anything to the contrary in the foregoing, Subtenant shall pay the first monthly installment of Fixed Rent upon the signing of this Sublease by Subtenant.

(c) The Fixed Rent for any portion of a calendar month falling within the Term shall be prorated.

(d) The Fixed Rent and all other amounts payable by Subtenant to Sublandlord under this Sublease (such other amounts are hereinafter called "Additional Rent") shall be paid promptly when due, without notice or demand therefor, and, except as expressly set forth herein, without deduction, abatement, counterclaim or setoff of any kind for any reason whatsoever.

(e) Fixed Rent and Additional Rent shall be paid in lawful money of the United States by check drawn on a bank which is a member of or clears through the New York Clearing House Association to Sublandlord at its address set forth in the preamble to this Sublease or at such other address as Sublandlord may from time to time designate by notice to Subtenant.

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(f) Notwithstanding anything to the contrary contained in this Paragraph 3, provided this Sublease shall be in full force and effect and Subtenant shall not be in default hereunder beyond any applicable notice and grace periods, the Fixed Rent shall be abated (i) for the first six (6) months of the Term following the Commencement Date, and (ii) for the six (6) month period following the first (1st) anniversary of the Commencement Date.

4. Additional Rent.

(a) Subtenant shall pay to Sublandlord all payments applicable to the Subleased Premises on account of “Expenses”, "real estate taxes" or any other item of "Additional Rent" which is required to be paid by Sublandlord, applicable to the Subleased Premises, pursuant to the terms of the Lease on or before the earlier of the due dates therefor which are set forth in the Lease or in this Sublease. However, in calculating the Additional Rents due under this Sublease the term “base tax year” shall mean the real estate taxes for the twelve (12) month period from January 1, 2016 to December 31, 2016 (i.e., the average of the real estate taxes for the fiscal years ending June 30, 2016 and June 30, 2017), the term "Base Year" as hereinafter set forth for the determination of Expenses shall mean the calendar year 2016 and “The Tax Percentage” and “The Operating Expense Percentage” shall mean 50% of the amount by which Sublandlord is required to expend for the “Additional Space” demised pursuant to the First Amendment (which is the percentage equivalent to the fraction, the numerator of which is 29,566 (i.e., the rentable square footage of the Subleased Premises) and the denominator of which is 59,132 (i.e., the rentable square footage of the Additional Space demised pursuant to the First Amendment). Additionally, the term “comparative year”, for purposes of calculating Expenses, shall mean 2017.

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(b) Beginning on the Commencement Date, Subtenant shall pay Sublandlord for electricity supplied to the Subleased Premises all amounts paid by Sublandlord to Landlord therefor. It is understood that Landlord's charge for electricity will be measured by a sub-meter and includes an overhead fee of five percent (5%). Payments on account of electricity shall be made in each case within (10) days after demand. There shall be no abatement of the electric charge (except to the extent Sublandlord receives such an abatement from Landlord). Subject to the terms of the Lease, electrical capacity available to the Subleased Premises is not less than an average demand load of eight (8) watts per useable square foot demand load, exclusive of electricity for the A/C Equipment. To the best of Sublandlord’s knowledge, Sublandlord represents and warrants that the submeter measuring consumption of electricity in the Subleased Premises is and shall be in good working order upon the Commencement Date.

(c) Except for Additional Rent which is paid on the first day of each calendar month together with the Fixed Rent pursuant to the Lease, Sublandlord shall give Subtenant notice of the amount of any Additional Rent which is due hereunder promptly after its receipt of an invoice from Landlord, and Subtenant shall make the payment to Sublandlord in each case within ten (10) days after the date of such notice.

(d) Sublandlord shall have all of the rights and remedies for the non-payment of Additional Rent as it has under this Sublease for the non-payment of Fixed Rent.

5. Subordination to and Incorporation of Lease, Etc.

(a) Obligations. Subtenant confirms that it has read the Lease and is familiar with all of the terms and provisions set forth therein. Subject to the modifications and exclusions set forth in this Sublease, the terms, provisions, covenants, stipulations, conditions, rights, obligations, remedies, agreements and definitions contained in the Lease are incorporated herein by reference and are made a part hereof and shall, as between Sublandlord and Subtenant (as if they were the "Landlord" and the "Tenant," respectively, under the Lease and as if the Subleased Premises were the Premises demised under the Lease), constitute the terms of this Sublease as if herein set forth at length, mutatis mutandis, except to the extent that they do not relate to the Subleased Premises or are inapplicable, inconsistent with, or modified by the terms of this Sublease, and except as otherwise set forth herein. Subtenant agrees to observe, carry out, perform and discharge the terms and provisions of the Lease as they relate to the Subleased Premises to the extent required to be observed, carried out, performed or discharged by the Sublandlord thereunder, except where inapplicable or inconsistent with the terms of this Sublease. Sublandlord agrees to deliver to Subtenant copies of all communications and notices relating to the Subleased Premises (except to the extent same contains confidential information or information relating to other portions of the Premises, in which event, such information may be redacted prior to delivery) promptly after receipt of the same from Landlord.

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(b) Subordination, Etc. Subtenant hereby agrees that (i) this Sublease is and shall remain in all respects subject and subordinate to the Lease (other than the redacted portions thereof) and to any matters to which the Lease is or shall be subordinate, (ii) except to the extent otherwise expressly permitted by this Sublease, Subtenant will occupy the Subleased Premises in accordance with the terms of the Lease, will maintain the Subleased Premises in accordance with the provisions of the Lease as though it were the "Tenant" thereunder and will not do or cause to be done, or suffer any act or omit to do, any act which might result in a violation of or a default under any of the terms, conditions, covenants or agreements of the Lease. Sublandlord hereby represents, warrants and covenants to Subtenant that Sublandlord shall not modify or amend the Lease in any manner which would reduce Subtenant’s rights (except to a de minimis extent) or increase Subtenant’s obligations (except to a de minimis extent) hereunder, or voluntarily surrender the Lease or enter into any termination thereof, without the prior written consent of Subtenant.

(c) Conflicting Terms. Except as otherwise specifically provided herein, in the event that any term and/or condition of this Sublease shall conflict with, or be inconsistent with, any term and/or condition of the Lease, this Sublease will govern, unless such term and/or condition would constitute a default under or breach of the Lease, in which case the Lease will govern. Subtenant shall not take or suffer any action which would constitute a default under, or be a violation of, the Lease.

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(d) Excluded Articles. The following provisions of the Original Lease shall be deemed to be excluded from this Sublease: the recital, Section 2(A), Section 3(C)(v), Section 4(I), Section 4(R), Item (i) in the first paragraph of Article 5, Section 8(F), Section 13(E), Section 15(E), Article 17(B) and (C), Section 22(C) (except as set forth in Section (g) below), the last clause of the second sentence and last sentence of Article 23, Section 27(E), Article 32, the second clause of the second sentence of Article 39 (including the parenthetical clause), Article 40, Article 53, Article 55 through Article 57, Article 59 (except to the extent Landlord consents to same), Exhibit A-1 through Exhibit C, and Exhibit F. For purposes of this Sublease, (i) Subtenant shall be obligated to provide any termination notice pursuant to Section 11(B) and Section 14(E), five (5) days prior to the date that Sublandlord is to give notice, and (ii) the reference to days in Section 8(E) to “Five Hundred Thousand and 00/100 ($500,000.00)” shall be deemed omitted and replaced with “One Hundred Fifty Thousand and 00/100 ($150,000.00)”.

The following provisions of the First Amendment shall be deemed to be excluded from this Sublease: the recitals, Article 1, Section 2(A), Section 2(B), Section 3(B), Article 4 through Article 8, Exhibit A-1, and Exhibit B. The Second Amendment, the Third Amendment, the Fourth Amendment, the First Letter Agreement, the Second Letter Agreement and the Third Letter Agreement shall be deemed to be excluded from this Sublease in its entirety.

(e) Termination of Lease. Subject to the terms and conditions of any non-disturbance agreement entered into between Landlord and Subtenant pursuant to Section 4(R) of the Lease, in the event that the term of the Lease is terminated prior to the Expiration Date, this Sublease shall automatically cease and terminate on the date of such termination. In the event of such termination, Sublandlord shall return to Subtenant that portion of Fixed Rent and Additional Rent paid in advance by Subtenant, if any, pro-rated as of the date of such termination.

(f) Entry and Inspection. Sublandlord and Landlord shall have the right to enter and inspect the Subleased Premises pursuant to the applicable provisions of the Lease.

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(g) Services.

(i) Subtenant shall be entitled to the services, utilities and repairs which Landlord is obligated to furnish or make to Sublandlord pursuant to the terms of the Lease, but Sublandlord shall have no obligation to make any repairs or provide such utilities or services. Sublandlord shall in no event be liable to Subtenant nor, except to the extent set forth herein, shall the obligations of Subtenant thereunder be impaired, or the performance thereof be excused, because of any failure or delay on the part of Landlord in furnishing such services or utilities or in making such repairs unless and to the extent such failure or delay results from a default by Sublandlord under the Lease. If Landlord shall default in any of its obligations to perform services with respect to the Subleased Premises, Sublandlord will reasonably assist Subtenant's efforts to obtain such services from Landlord in accordance with Paragraph 12 below. Subtenant shall have the right to request services directly from Landlord and to make direct payment to Landlord for same. If the obligation of Sublandlord to pay Fixed Rent and/or Additional Rent under the Lease with respect to the Subleased Premises is actually abated due to a failure by Landlord to provide services in respect of the Subleased Premises or for any other reason relating to the Subleased Premises, the Fixed Rent and Additional Rent payable hereunder by Subtenant shall be similarly abated, on a pro-rata basis, during any such period. Sublandlord agrees to maintain the two (2) 275 ton cooling towers located on the Building roof (which provide chilled water to the HVAC servicing the Subleased Premises) (the “Water Tower”). If as a result of Sublandlord’s control of the Water Tower, the HVAC system servicing the Subleased Premises is inoperable for three (3) or more consecutive business days, then Subtenant shall be entitled to an abatement of Fixed Rent, which abatement shall commence as of the first day after the expiration of such three (3) day period, as the case may be, and shall be based on the extent of Subtenant’s inability to utilize the Subleased Premises.

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(h) Consents and Notices. In all provisions of this Sublease (including provisions of the Lease incorporated herein) requiring the approval or consent of Sublandlord, Subtenant shall be required to obtain the approval or consent of Sublandlord as well as the approval or consent of Landlord. At the request of Subtenant, Sublandlord shall promptly apply to Landlord for any such approval or consent and Sublandlord will cooperate with Subtenant and use reasonable efforts, both at Subtenant’s sole expense, in attempting to obtain the consent of Landlord when such consent is required hereunder or under the Lease. In all provisions of this Sublease (including provisions of the Lease incorporated herein) requiring that notice be given, Subtenant shall be required to give notice to both Sublandlord and Landlord. Notwithstanding anything to the contrary set forth in this Sublease, any covenants, representations or other undertakings of Landlord under the Lease shall not be deemed to be made by, or otherwise constitute obligations of, Sublandlord under this Sublease. Notwithstanding the foregoing, to the extent (i) Landlord’s consent is not required under the Lease, Sublandlord’s consent shall automatically be deemed granted, and (ii) to the extent Landlord’s consent has been granted, Sublandlord shall not unreasonably withhold, delay or condition its consent.

(i) Landlord's Consent to Sublease.

(i) Sublandlord shall, promptly after execution of this Sublease by both parties, submit a copy of same to Landlord and shall use reasonable efforts to obtain Landlord's consent to this Sublease (the “Consent”); provided, however, that Sublandlord shall not be required to make any payments or commence any action or proceeding in order to obtain the Consent and shall not in any event be liable to Subtenant for any failure to obtain same (as long as Sublandlord shall have used reasonable efforts as aforesaid to obtain the Consent). Subtenant shall fully cooperate with Sublandlord in order to obtain the Consent, including, but not limited to, promptly supplying such financial, business or other information or documentation as Landlord may reasonably request of Sublandlord in connection with this Sublease. In the event that the Consent is not obtained within forty-five (45) days after the date of this Sublease, either party may terminate this Sublease at any time prior to the issuance of such Consent by giving written notice of termination to the other party. If this Sublease is terminated pursuant to the immediately preceding sentence of this Paragraph 5(i)(i), Sublandlord shall promptly return to Subtenant (A) the first monthly installment of Fixed Rent which was paid by Subtenant pursuant to Paragraph 3(b) above and (B) the Security Deposit (as hereinafter defined) which was submitted by Subtenant pursuant to Section 19(a) below and, except as aforesaid or as provided in Section 18 below, neither party shall have any further obligation to the other party under this Sublease.

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(ii) Except as expressly set forth in the Consent, Landlord's consent to this Sublease shall not be deemed or construed to modify, amend or affect the terms and provisions of the Lease, or Sublandlord's obligations thereunder, which shall continue to apply to the Premises, including the Subleased Premises, and the occupants thereof, as if the Sublease had not been made.

(iii) Sublandlord shall request that the Consent include the following provisions, provided Sublandlord shall not be responsible to Subtenant if Landlord shall fail or refuse to issue a Consent containing same:

(A) a non-disturbance provision;

(B) a waiver of subrogation from Landlord in favor of Subtenant;

(C) a right to shaft space within the Building; and

(D) a right to signage in the elevator bank.

6. Use of Subleased Premises; Quiet Enjoyment.

(a) Subtenant covenants that it will use and occupy the Subleased Premises solely for the purposes permitted by Section 1 of the Lease and subject to the restrictions set forth in said Section 1.

(b) As long as Subtenant pays, when due, all Fixed Rent and Additional Rent due hereunder and performs and observes all of the terms, covenants and conditions of this Sublease, Subtenant shall have, hold and enjoy the Subleased Premises peaceably and quietly during the Term hereof without hindrance or molestation by Sublandlord, or any party claiming through or under Sublandlord, subject to the terms and conditions of this Sublease and the Lease.

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7. Improvements. Subtenant shall make no improvements, alterations or refurbishing of the Subleased Premises (collectively, "improvements") and shall not install any signs outside the Subleased Premises or in any other common areas of the Building without the prior written consent of Sublandlord, such consent not to be unreasonably withheld, and Landlord, which shall be granted or denied in accordance with the terms of the Lease. All Subtenant improvements shall be performed by Subtenant at its sole cost and expense. Subtenant's rights and obligations with respect to improvements within the Subleased Premises shall be further governed and limited by the relevant provisions of the Lease. At the request of Subtenant, Sublandlord shall request that Landlord list Subtenant's name in the Building directory, provided that (a) in no event shall Subtenant’s listings exceed its pro rata share of Sublandlord’s allotted listings and (b) any charges imposed by Landlord for directory listings shall be paid by Subtenant.

8. Default by Subtenant.

(a) The following shall constitute events of default (each an "Event of Default"):

(i) if (A) Subtenant shall fail to pay any Fixed Rent or Additional Rent on the due date thereof and such default shall continue for a period of three (3) business days after notice by Sublandlord to Subtenant of such default (provided, however, that Sublandlord shall not be required to deliver such notice more than two (2) times in any twelve (12) month period, it being understood that any further failure to pay any Fixed Rent or Additional Rent on the due date thereof within such twelve (12) month period shall constitute an immediate Event of Default), or (B) Subtenant shall fail to comply with any term, provision or covenant of this Sublease or any applicable term, provision or covenant of the Lease (to the extent incorporated herein by reference), and Subtenant shall fail to remedy such failure within twenty (20) days after notice from Sublandlord, or if such failure complained of shall be of a nature that the same cannot be completely cured and remedied within said twenty (20) day period, and Subtenant shall not (1) promptly upon the giving by Sublandlord of such notice, advise Sublandlord of Subtenant's intention to institute all steps necessary to remedy such situation, (2) promptly institute and thereafter diligently pursue all steps necessary to remedy the same and (3) effect such remedy within a reasonable time not to exceed sixty (60) days after the date of the giving of said notice by Sublandlord and in any event prior to such time as would either (y) subject Landlord, Sublandlord, Sublandlord's agents or any mortgagee or ground lessee to civil or criminal liability or prosecution for a crime, or (z) cause a default under any applicable mortgage or ground lease;

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(ii) if (A) any petition is filed by Subtenant under any provision of Federal or state bankruptcy laws or other statute whether domestic or foreign involving creditors' rights or the insolvency of debtors or any such petition is filed against Subtenant and Subtenant fails to secure a dismissal or stay thereof within thirty (30) days, or (B) Subtenant shall become insolvent or make an assignment for the benefit of creditors, or (C) a receiver is appointed for all or substantially all of the assets of Subtenant and Subtenant fails to secure a dismissal or stay thereof within thirty (30) days; or

(iii) if Subtenant fails to deliver the Letter of Credit as required pursuant to Section 19(a).

(b) Upon the occurrence of an Event of Default Sublandlord shall have the right, at its option, to do and perform any one or more of the following, in addition to, and not in limitation of any other remedy or right permitted it by law, by this Sublease or by the Lease:

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(i) terminate this Sublease, in which event Subtenant shall immediately surrender the Subleased Premises to Sublandlord, but if Subtenant shall fail to do so, Sublandlord may, without prejudice to any other right or remedy Sublandlord may have, either by law or under this Sublease or otherwise, obtain possession or rent in arrears or damages for breach of contract, enter upon the Subleased Premises and expel or remove Subtenant and Subtenant's personal property, with or without force and without being liable to Subtenant, and Subtenant agrees to indemnify and hold Sublandlord harmless for all losses or damage which Sublandlord may suffer by reason of such termination, whether through inability to relet the Subleased Premises or through decrease in rent or by damage to the Subleased Premises, or otherwise, or

(ii) enter the Subleased Premises and remove Subtenant and its improvements and personal property therefrom without terminating this Sublease or being liable to Subtenant in any manner whatsoever for such acts, and, at Sublandlord's option, relet the Subleased Premises as the agent of Subtenant and receive rent therefor, and in such event Subtenant shall be liable on a monthly basis when rent is otherwise due and payable to Sublandlord for any deficiency which may arise by reason of such reletting during the remainder of the Term of this Sublease, but shall not be entitled to any surplus so arising. In the event of a conflict between the provisions of this Paragraph 8 and the provisions of the Lease, the provisions of this Paragraph 8 shall prevail.

9. Subletting and Assignment.

(a) Subtenant shall not assign, mortgage, pledge, encumber or in any manner transfer this Sublease or any part thereof nor sublet or suffer the Subleased Premises or any part thereof to be used by others, except as expressly permitted by this Sublease and the Lease. Subject to the terms of this Sublease and the Consent, it is understood that a change in control of Subtenant shall be deemed to constitute an assignment of this Sublease, except to the extent such change of control is not deemed an assignment pursuant to the Lease.

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(b) If this Sublease is assigned in violation of the provisions of this Sublease, Sublandlord may and is hereby empowered to collect rent from the assignee. In such event, Sublandlord may apply the net amount received by it to the Fixed Rent, Additional Rent or any other payments herein reserved or provided for, and no such collection shall be deemed a waiver of the covenant herein against assignment, mortgage, pledge or encumbrance, or an acceptance of the assignee as a tenant or subtenant under this Sublease or a release of Subtenant from the further performance of its covenants herein. If the Subleased Premises or any part thereof is sublet or occupied by others in violation of the provisions of this Sublease, Sublandlord is hereby empowered to collect rent from the subtenant or other occupant, and to apply the same to the curing of any default hereunder in any order of priority Sublandlord may elect, any unexpended balance to be applied by Sublandlord against any rental or other obligations subsequently becoming due. The making of any assignment, mortgage, pledge, encumbrance or subletting in whole or in part, and whether or not in violation of the provisions of this Sublease, shall not operate to relieve Subtenant from its obligations under this Sublease and, notwithstanding any such assignment, mortgage, pledge, encumbrance or subletting, Subtenant shall remain liable for the payment of all Fixed Rent, Additional Rent and other charges and for the due performance of all the covenants, agreements, terms and provisions of this Sublease until the end of the Term. Each and every assignee, whether as assignee or as successor in interest of Subtenant or as assignee or successor in interest of any assignee, shall immediately be and become and remain liable jointly and severally with Subtenant and with each other for the payment of the Fixed Rent, Additional Rent and other charges payable under this Sublease and for the due performance of all the covenants, agreements terms and provisions of this Sublease on the part of Subtenant to be paid and performed until the end of the Term.

(c) Any proposal by Subtenant to assign this Sublease or to further sublet the Subleased Premises or any portion thereof shall be subject to the prior written consent of Landlord (in each case, to the extent Landlord’s consent is required under the Lease) and Sublandlord. Sublandlord shall not unreasonably withhold its consent to a proposed assignment or subletting of all or a part of the Subleased Premises, provided that Landlord has given its consent therefor. Subtenant shall reimburse Sublandlord for all reasonable out-of-pocket expenses incurred in connection with a proposed assignment or subletting, including without limitation the fees and disbursements of Sublandlord's attorneys, provided under no circumstances shall same exceed Five Thousand and 00/100 Dollars ($5,000.00).

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(d) If Sublandlord shall consent to any assignment of this Sublease, Subtenant shall pay to Sublandlord, as consideration therefor, an amount equal to fifty percent (50%) of all sums and other consideration paid to Subtenant by the assignee in connection with such assignment, including sums paid for the purchase of the alterations and improvements which are present in the Subleased Premises less transaction costs set forth in Section 4(J) of the Lease. The foregoing payment shall be made by Subtenant to Sublandlord within ten (10) Business Days after Sublandlord has given its consent to the assignment (after accounting for the deductions set forth above). Sublandlord shall pay to Landlord any payments required to be made under the Lease in connection therewith.

(e) If Sublandlord shall consent to any further sublease of all or a portion of the Subleased Premises, Subtenant shall pay to Sublandlord, as consideration therefor, an amount equal to fifty percent (50%) of the rent, additional rent and all other payments received by Subtenant under or in connection with such sublease, including without limitation, any sums paid for the purchase of the alterations and improvements which are present in the applicable premises less (i) the Fixed Rent and the Additional Rent payable pursuant to Paragraph 4(a) of this Sublease with respect to the applicable premises and (ii) the transaction costs set forth in Section 4(J) of the Lease. Subtenant shall pay such excess amounts to Sublandlord within ten (10) Business Days after receipt by Subtenant in each case (after accounting for the deductions set forth above). Sublandlord shall pay to Landlord any payment required to be made under the Lease in connection therewith.

(f) Sublandlord shall be entitled to exercise any recapture right that it may have pursuant to this Sublease (including the provisions of the Lease which have been incorporated herein) in connection with a proposed assignment or subletting of the Subleased Premises, or a portion thereof.

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(g) Notwithstanding anything in this Sublease to the contrary (and provided Landlord consents to same), Sublandlord’s consent shall not be required (provided Sublandlord and Landlord have been given prior notice and Landlord has consented to same), for transactions entered into with (i) any entity which is controlled by, under common control with or which controls Tenant, or (ii) a corporation into or with which Subtenant is merged or consolidated or with an entity to which all or substantially all of Subtenant’s assets are transferred, provided (x) such merger, consolidation or transfer of assets is for a valid business purpose and not principally for the purpose of transferring the leasehold estate created hereby, and (y) the assignee or successor entity has a net worth (determined in accordance with generally accepted accounting principles consistently applied) at least equal to or in excess of the net worth of Subtenant immediately prior to such merger, consolidation or transfer and Sublandlord has been provided with reasonable proof thereof prior to such transaction. The term control shall mean ownership of more than fifty (50%) percent of all the voting stock of a corporation or more than fifty (50%) percent of all the legal and equitable interest in any other entity. The original named Subtenant covenants that, notwithstanding any assignment or transfer, whether or not in violation of the provisions of this Sublease, and notwithstanding the acceptance of fixed rent and/or additional rent by Sublandlord from an assignee, transferee, or any other party, the originally named Subtenant shall remain fully liable for the payment of the fixed rent and additional rent and for the other obligations of this Sublease on the part of Subtenant to be performed or observed.

10. Liability; Insurance.

(a) Neither Sublandlord nor its successors, assigns, employees or agents shall be liable for any loss of or damage to property of Subtenant or Subtenant's subtenants, assigns, employees, agents or visitors, except for loss or damage resulting from Sublandlord's gross negligence or willful misconduct. With respect to the Subleased Premises, Sublandlord, its successors, assigns, employees and agents shall not be liable for any injury or damage to persons or property except for loss or damage resulting from the gross negligence or willful misconduct of Sublandlord, its successors, assigns, employees and agents.

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(b) Subtenant shall maintain with respect to the Subleased Premises comprehensive general public liability insurance, property insurance and other insurance in the manner and with the minimum limits and maximum deductibles set forth in the Lease, with insurance companies qualified to do business in the State of New York and otherwise meeting the standards set forth in the Lease, insuring Subtenant, Sublandlord, Landlord and any other parties required in accordance with the Lease as named insureds, against, inter alia, claims and liabilities for bodily injury or death to persons, and damage to property. Each party shall look exclusively to any insurance carried by it pursuant to this Sublease and the Lease for loss or damage to property resulting from the negligence of the other party or its agents, servants, employees, contractors, invitees or licensees, and, to the extent permitted by law, Sublandlord and Subtenant each hereby releases and waives all right of recovery against the other or anyone claiming through or under each of them by way of subrogation or otherwise, provided that such waivers of liability are permitted and are available under both Sublandlord's and Subtenant's policies of insurance or such waivers are approved by their insurance carriers. Each party agrees to pay the added cost, if any, of obtaining such approval from its insurance carrier. Subtenant shall deliver a certificate of insurance to Sublandlord with respect to all insurance required under this Sublease and the Lease concurrently with its signing of this Sublease. Each of Subtenant's policies of insurance shall provide that such policy may not be materially changed, amended, canceled or allowed to lapse except upon thirty (30) days' prior written notice to Sublandlord, Landlord and any other parties required in accordance with the Lease. Such insurance shall be subject to Sublandlord's reasonable approval as to form, content, coverage and expiration dates, which approval shall be deemed granted if not refused within fifteen (15) days after delivery of the certificate of insurance to Sublandlord.

11. Indemnification.

(a) Except as provided in Paragraph 10 hereof, Subtenant shall indemnify and hold harmless Sublandlord from and against all claims, losses, costs, damages, expenses and liabilities (including, but not limited to, the costs of legal proceedings and reasonable attorneys' fees and disbursements) (collectively referred to hereinafter as “Claims”) which Sublandlord may incur, pay or have asserted against it by reason of any injuries to persons occurring in, on or about the Premises and the Building caused by the acts or omissions of Subtenant, its agents, employees, guests or invitees or by reason of any breach, failure or default under the Sublease or the Lease on Subtenant's part, including any breach or default which results in a breach of or possible termination or forfeiture of the Lease. In the event of a conflict between the provisions of this Paragraph 11 and any provision of the Lease, the provisions of this Paragraph 11 shall prevail. The provisions of this Paragraph 11 shall survive the expiration or earlier termination of this Sublease.

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(b) Except as provided in Paragraph 10 hereof, and to the extent not arising from the willful acts or negligence of Subtenant or Subtenant's agents, employees, contractors, licensees, guests or invitees, Sublandlord shall indemnify and hold harmless Subtenant from and against all Claims which Subtenant may incur, pay or have asserted against it by reason of (A) any injuries to persons or property occurring in, on or about the Subleased Premises caused by the acts, omissions or negligence of Sublandlord, its agents, employees, contractors, licensees, guests or invitees, (B) by reason of any breach, failure or default hereunder on Sublandlord's part, including any breach or default which results in a breach of or possible termination or forfeiture of the Lease, or (C) a termination of this Sublease as a result of Sublandlord’s default under the Lease.

(c) Notwithstanding anything contained in this Sublease to the contrary, except to the extent resulting from Subtenant’s holdover in the Subleased Premises, in no event shall either party to this Sublease be liable to the other party under this Sublease for any special, consequential or punitive damages of any nature whatsoever.

12. Subtenant's Rights. Notwithstanding anything to the contrary herein set forth, Subtenant shall in no case have any rights in respect of the Subleased Premises greater than the rights of Sublandlord under the Lease. Subtenant will look solely to Landlord for the enforcement of Subtenant's rights. Sublandlord agrees to use commercially reasonable efforts (not including the expenditure of funds or the institution of litigation except as set forth herein) to obtain for the benefit of Subtenant any services or other benefits provided by Landlord under the Lease which relate to the use and enjoyment of the Subleased Premises (which efforts shall be at Subtenant’s expenses unless the request is for Sublandlord’s other space in the Building as well, in which event the costs will be appropriately prorated). In furtherance of the foregoing, Sublandlord agrees to (i) cooperate with Subtenant, at the sole cost and expense of Subtenant, by promptly delivering to Landlord, in Sublandlord’s name if necessary, any communications or notices pertaining to the Subleased Premises received from Subtenant and directed to Landlord, as Subtenant shall reasonably request; and (ii) upon request by Subtenant, and at the sole cost and expense of Subtenant, either join with Subtenant in any proper action or proceeding, in the name of Sublandlord, permit Subtenant to commence such action in the name of Sublandlord alone or have Sublandlord commence the action alone, if necessary, to require and obtain performance by Landlord under the Lease and/or to collect damages resulting from a breach by Landlord of its obligations under the Lease, at the sole cost and expense of Subtenant. For the purpose of such an action and only to such extent, all of the rights of Sublandlord under the Lease are hereby conferred upon and assigned to Subtenant, Subtenant is hereby subrogated to such rights and Sublandlord agrees to reasonably cooperate, at Subtenant's expense, with Subtenant's prosecution of any such action. In addition to the indemnification provided under Paragraph 11 hereof, Subtenant hereby indemnifies and agrees to hold harmless Sublandlord from and against all claims, losses, costs, damages, expenses and liabilities (including but not limited to, the costs of legal proceedings and reasonable attorneys' fees and disbursements) which Sublandlord may incur, pay or have asserted against it by reason of the prosecution of any such action by Subtenant or Sublandlord's cooperation therewith. The provisions of the foregoing sentence shall survive the expiration or earlier termination of this Sublease.

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13. Possession, Care and Condition of Subleased Premises.

(a) Possession and Condition.

(i) Subtenant acknowledges that Sublandlord has afforded Subtenant the opportunity for full and complete investigation, examination and inspection of the Subleased Premises. Subtenant acknowledges that it has examined the Subleased Premises and that it is leasing the Subleased Premises in their "as is" broom clean condition on the date hereof, normal wear and tear excepted. Sublandlord shall deliver the Subleased Premises with, to the best of Sublandlord’s knowledge, the existing HVAC units in good working order, which HVAC unit specifications are set forth on Exhibit “C’ attached hereto and made a part hereof. Additionally, Sublandlord shall deliver to Subtenant the ACP-5 certificate received from Landlord. Except as otherwise provided herein, Sublandlord shall have no obligation to perform any work or supply any materials to prepare the Subleased Premises for Subtenant's occupancy. Subtenant shall, at its sole cost and expense, make all improvements required to prepare the Subleased Premises for its occupancy. Sublandlord has made no representation or warranty concerning the condition of the Subleased Premises except as expressly set forth in this Sublease.

A. Subtenant shall pay to Sublandlord within ten (10) business days after Sublandlord’s written demand, its proportionate share of Sublandlord’s actual costs to operate and maintain the Water Tower (based on Subtenant’s proportionate share of usage as compared to usage by all additional floors in the Premises being serviced by the Water Tower). Subtenant shall be required to pay Sublandlord an annual fee of $500.00 per ton for water usage relating to the supplemental HVAC unit presently servicing the IDF room (which unit is 1 ½ ton unit) and for water usage for any additional supplement HVAC unit installed in the Subleased Premises after the Commencement Date. Additionally, (i) if Subtenant chooses to hook up to the Water Tower for use in any additional HVAC equipment, Subtenant shall hook up same at Subtenant’s sole cost and expense utilizing Sublandlord’s subcontractor (which is presently React Technical, Inc.) or another subcontractor reasonably acceptable to Sublandlord, and (ii) Sublandlord shall be entitled to charge Subtenant on a monthly basis for all after hours HVAC use based on a commercially reasonable per hour charge, as reasonable determined by Sublandlord, based on Sublandlord’s actual costs, if any, for providing such overtime usage. Sublandlord’s HVAC hours shall be Monday through Friday from 7:00AM to 6:00PM. If Subtenant requires HVAC after the usual business hours of the Building, then Subtenant shall give notice (which may be by e-mail) to Sublandlord’s facilities department not later than 2:00 p.m. on the day prior to the date on which such after hour services are required (i.e., after hours, weekends and/or holidays). Sublandlord’s current standard charge for overtime HVAC service is $15.00 per unit per hour, provided that the Sublandlord acknowledges that overtime charges shall not be charged for the supplemental HVAC unit servicing the IDF room.

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(b) On the date upon which the Term shall expire and come to an end, whether by expiration, by lapse of time or otherwise, Subtenant, at its sole cost and expense, shall quit and surrender the Subleased Premises to Sublandlord in good order and condition, reasonable wear and tear and damage by fire or other casualty excepted, and broom clean. Subtenant shall, prior to such expiration, remove any Specialty Alteration (as defined in the Lease) for which removal thereof is required pursuant to the Lease. In the event of any removal, Subtenant shall perform same and restore the Subleased Premises to their condition prior to the installation of such Specialty Alteration or other improvements and alterations, reasonable wear and tear and damage by casualty excepted. Should Landlord require Sublandlord to remove any Specialty Alteration made prior to the Commencement Date, Sublandlord shall notify Subtenant of such requirement at least ninety (90) days prior to the Expiration Date, in which case, same shall be either (a) removed by Subtenant prior to the Expiration Date and Sublandlord shall within ten (10) business days of demand, reimburse Subtenant for the reasonable costs of removal of the Previous Improvements thereof, or (b) upon mutual agreement between Sublandlord and Subtenant, removed by Sublandord at Sublandlord’s sole cost and expense, provided Subtenant shall provide to Sublandlord reasonably sufficient access to the Subleased Premises, prior to the Expiration Date, to perform such removal. Should Subtenant fail to provide such necessary access, all such Previous Improvements shall be removed by Subtenant prior to the Expiration Date, subject to Sublandlord’s obligation to reimburse Subtenant for same.

(c) Furniture and Equipment. Sublandlord shall leave the furniture, moveable fixtures and equipment which are presently situated in the Subleased Premises and which are listed on "Exhibit E" attached hereto and made a part hereof (the "Included Property") in the Subleased Premises upon delivery of the Subleased Premises to Subtenant on the Commencement Date. Subtenant shall take possession of the Included Property in its "as is", "where is" condition. The parties confirm that the Included Property shall not include telephones. Sublandlord makes no representations or warranties with respect to the Included Property. The Included Property shall remain the property of Sublandlord during the Term. Subtenant shall be responsible for any damage to or loss of any of the Included Property, reasonable wear and tear excepted. If the Term has not been terminated prior to the Expiration Date, then title to the Included Property shall pass to Subtenant on the Expiration Date, and Subtenant shall thereupon have all rights and responsibilities associated with the ownership of the Included Property.

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(d) Holdover. Notwithstanding anything to the contrary provided elsewhere in this Sublease, Subtenant shall pay to Sublandlord upon demand one hundred twenty-five percent (125%) of all amounts that Sublandlord is required to pay and actually pays to Landlord pursuant to the Lease which are attributable to a holdover by Subtenant in the Subleased Premises after the Expiration Date (provided that if any such amounts are also attributable to a holdover by Sublandlord in its premises in the Building, such amounts shall be prorated between Sublandlord and Subtenant). Additionally, Subtenant agrees to indemnify and save Sublandlord harmless from and against all claims, losses, damages (including, without limitation, consequential, punitive, indirect or similar damages), liabilities, costs and expenses (including, without limitation, reasonable attorneys’ fees and disbursements) resulting from delay by Subtenant in surrendering the Subleased Premises at the expiration of the Term.

(e) Construction Allowance. Subtenant shall be entitled to receive a construction allowance for Subtenant’s build out of the Subleased Premises in the amount of Three Hundred Sixty Nine Thousand Five Hundred Seventy Five and 00/100 Dollars ($369,575.00) (the "Allowance"). The Allowance shall be used for the "hard" construction costs of labor and materials actually incurred by Subtenant for construction of permanent improvements to prepare the Subleased Premises for Subtenant's initial occupancy ("Subtenant's Work"). Notwithstanding the forgoing to the contrary, Subtenant may utilize up to fifteen percent (15%) of the Allowance towards soft costs, including architectural, engineering and filing fees associated with Subtenant’s initial build-out. Upon completion of Subtenant's Work, as evidenced by a certificate from Subtenant's architect to such effect delivered to Sublandlord, Subtenant shall submit to Sublandlord a written request for payment of the Allowance. During the performance of Subtenant’s Work, Subtenant may submit draw requests (each a "Draw Request") at any time (but not more frequently than monthly) for the disbursement of the lesser of (A) 90% of the cost of the applicable portion of Subtenant’s Work or (B) 90% of the portion of the total cost of Subtenant’s Work represented by such portion of Subtenant’s Work. Each Draw Request shall be in writing and shall be accompanied by (i) paid invoices for the applicable portion of Subtenant’s Work, (ii) a certificate signed by Subtenant’s architect certifying that such portion of Subtenant’s Work has been satisfactorily completed in accordance with the final plans therefor approved by Landlord and Sublandlord, and (iii) lien waivers or releases from all contractors and subcontractors who have performed such portion of Subtenant’s Work with respect to all claims against Landlord and Sublandlord arising out of such portion of Subtenant’s Work. Upon completion of Subtenant's Work, Subtenant shall submit to Sublandlord a written request for payment of (x) the balance of the Allowance or (y) the balance of the amount actually expended by Subtenant for Subtenant's Work, whichever is the lesser, but subject to the limitation on "soft costs" set forth above. Such request shall be accompanied by (i) all paid invoices for Subtenant's Work not yet provided to Sublandlord, (ii) a certificate signed by Subtenant's architect certifying that Subtenant's Work has been satisfactorily completed in accordance with the final plans therefor approved by Landlord and Sublandlord, (iii) copies of all Buildings Department sign-offs and inspection certificates and all other permits required to be issued by public authorities or governmental entities or insurance boards having jurisdiction over Subtenant's Work, and (iv) final lien waivers or releases from all contractors and subcontractors who have performed any of Subtenant's Work (to the extent not previously provided to Sublandlord) with respect to all claims against Landlord and Sublandlord arising out of such Subtenant's Work. Within twenty (20) days after receipt of each Draw Request from Subtenant and supporting documentation, Sublandlord shall pay the amount due pursuant to this Paragraph 13(d). If Sublandlord fails to disburse to Subtenant any portion of the Allowance to which Subtenant is entitled (and which is not then in dispute), then Subtenant may give Sublandlord notice of such failure which notice shall state in bold that IF SUBLANDLORD SHALL CONTINUE TO FAIL TO MAKE DISBURSEMENTS OF THE ALLOWANCE FOR TEN (10) BUSINESS DAYS AFTER THE DATE OF Sublandlord’s receipt of notice, then Subtenant shall have the right to deduct or recoup the sum owed from, or offset or net the sums owed against, the Fixed Rent and Additional rent next becoming due under the Sublease. Should such failure continue for more than ten (10) business days after Sublandlord’s receipt of such notice, Subtenant shall have the right to deduct or recoup the sum owed from, or offset or net the sums owed against, the Fixed Rent and Additional Rent next becoming due under the Sublease.

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(f) Subtenant shall be allocated up to twenty-four (24) hours of overtime freight elevator service during Subtenant’s build-out and initial move-in at no cost to Subtenant, which service shall be scheduled pursuant to the terms of the Lease. Any cost associated with the initial twenty-four (24) hours of overtime freight service during Subtenant’s build-out and initial move out shall be borne by Sublandlord.

(g) Obligation to Repair. Subtenant shall take good care of the Subleased Premises and the fixtures and appurtenances therein. All damage or injury to the Subleased Premises and to its fixtures, appurtenances and equipment or to the Building caused by Subtenant's moving of Subtenant's property in or out of the Building or by Subtenant's installation or removal of furniture, fixtures or other property, or resulting from Subtenant's negligent acts, omissions or misconduct shall be promptly repaired by Subtenant, at its sole cost and expense, to the reasonable satisfaction of Sublandlord and Landlord. If a request is made by Landlord for Sublandlord to repair the Subleased Premises in accordance with the Lease, Subtenant shall undertake such repair at its cost in accordance with the Lease. All of said repairs required to be made by Subtenant shall be in conformance with the terms of the Lease. If Subtenant fails to make such repairs, the same may be made by Sublandlord or Landlord at the expense of Subtenant and all sums so spent and expenses incurred by Sublandlord shall be collectible as Additional Rent and shall be paid by Subtenant to Sublandlord within five(5) business days after rendition of a bill or statement therefor. Notwithstanding anything to the contrary in the foregoing, Subtenant shall maintain and operate the HVAC equipment in the Subleased Premises at its sole cost and expense.

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(h) Sublandlord represents and warrants, as of the date of this Sublease, as follows:

(i) Neither Sublandlord nor, to its knowledge, Landlord is in default under the Lease;

(ii) Sublandlord has not received from Landlord any notice of default, which default remains uncured;

(iii) attached hereto as Exhibit F is a true and complete (redacted) copy of the Lease;

(iv) the Lease is currently in full force and effect;

(v) Sublandlord has not assigned its interest in the Lease or sublet any portion of the Subleased Premises other than pursuant to this Sublease; and

(vi) Sublandlord has not made any written material complaints regarding the building systems in and/or servicing the Subleased Premises, including the HVAC and the supplemental air conditioning, electrical and plumbing systems.

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14. Notices. Notices, demands and any other communications hereunder shall be in writing and shall be given or made by personal delivery, by overnight delivery by a recognized national courier service or by certified mail, return receipt requested, addressed to Sublandlord at its address hereinabove set forth, to the attention of Robert K. Smits, and addressed to Subtenant at the address hereinabove set forth, or at such other address which either party may hereafter designate for such purpose by a written notice; provided, however, that after Subtenant has moved into the Subleased Premises, notices, demands and any other communications shall be sent to Subtenant at the Subleased Premises, in each case to the attention of Jim Harris, Chief Financial Officer. In the case of any notice of default, a copy of such notice shall be sent to Blank Rome LLP, 405 Lexington Avenue, New York, New York 10174, Attention: Brad L. Shiffman, Esq.. Notices, demands and other communications shall be deemed given (a) if delivered by personal delivery or by overnight courier service, on the date of delivery or rejection of delivery, or (b) if sent by certified mail, upon receipt or rejection of such delivery. Sublandlord shall, within five (5) days after receipt thereof, give to Subtenant a copy of each notice or demand received from Landlord relating to the Subleased Premises, and Subtenant shall, within five (5) days after receipt thereof, give to Sublandlord a copy of each notice or demand received from Landlord relating to the Subleased Premises.

15. Miscellaneous. This Sublease contains the entire agreement of the parties with respect to the transactions contemplated hereby, supersedes all prior agreements or understandings between the parties and may not be changed or modified in any way unless such change or modification is in writing and signed by the parties hereto. Neither Sublandlord nor Subtenant has made any representations or warranties with respect to this Sublease except as expressly set forth herein. If any provision of this Sublease shall be held to be invalid or unenforceable in any respect, the validity or enforceability of the remaining portions of this Sublease shall be unaffected thereby. This Sublease shall be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns. The headings in this Sublease are for convenience only and shall not be used in construing the intentions of the parties. This Sublease shall be governed by and construed in accordance with the laws of the State of New York. Sublandlord and Subtenant each represent that it has full right and authority to enter into this Sublease and that the officer signing this Sublease on its behalf is authorized to do so. This Sublease may be signed in counterparts, each of which shall constitute an original but all of which, when taken together, shall constitute one instrument. Sublandlord and Subtenant each waives, to the extent permitted by law, the right to a jury trial in any action or legal proceeding between the parties arising out of this Sublease or Subtenant's occupancy of the Subleased Premises. Terms used with initial capitalization and not defined herein shall have the meanings given to them in the Lease.

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16. Attorneys' Fees. If either party hereto is made or becomes a party to any litigation commenced by or against the other party involving the enforcement of any of the rights and remedies of such party, or arising on account of the default of the other party in the performance of such party's obligations hereunder, then the prevailing party in such litigation, or the party becoming involved in such litigation because of a claim against such other party, as the case may be, shall be reimbursed by the other party for all costs and reasonable attorneys' fees incurred by such party in such litigation.

17. Interest; Late Charges. Subtenant shall, on demand, pay interest on any Fixed Rent, Additional Rent and other amounts payable by Subtenant to Sublandlord pursuant hereto if any such amount is not received prior to its due date. Interest will accrue at a fluctuating rate per annum equal to four percent (4%) above the rate of interest announced by JPMorgan Chase Bank, N.A., or its successor, from time to time as its prime or base lending rate (but in no event at a rate in excess of the maximum legal rate permitted by law) from the date such amounts of Fixed Rent, Additional Rent or other amounts first became due hereunder until the same are received by Sublandlord. Notwithstanding the foregoing, Subtenant shall not be responsible for the payment of the late charge for the first late payment in any twelve (12) month period, provided same is paid within five (5) days of the due date thereof. In addition, if any Fixed Rent, Additional Rent or other amount payable by Subtenant to Sublandlord pursuant hereto is not paid within fifteen (15) days after its due date, Subtenant shall pay to Sublandlord a late charge of five cents ($.05) for each Dollar of the overdue amount to defray Sublandlord's administrative costs for handling the late payment. The right of Sublandlord to collect interest and late charges shall be without derogation of any other right of Sublandlord hereunder. The amounts payable under this Paragraph 17 shall be deemed to be Additional Rent for purposes of this Sublease.

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18. Brokerage. Each party represents and warrants to the other that it has had no dealings or communications with any broker or agent in connection with this Sublease other than Jones Lang LaSalle Americas, Inc. and Newmark Grubb Knight Frank (collectively, the Broker”). In the event any broker or agent (other than the Broker) claims that it is entitled to a commission due to the acts of Subtenant, Subtenant covenants and agrees to pay, hold harmless and indemnify Sublandlord from and against any and all costs, expenses or liability incurred by Sublandlord in connection with or relating to any claims for compensation, commissions and fees asserted by such broker or agent with respect to this Sublease or the negotiation hereof (including, without limitation, the cost of legal fees and related expenses incurred in connection with defending against such claims). In the event any broker or agent (including the Broker) claims that it is entitled to a commission due to the acts of Sublandlord, Sublandlord covenants and agrees to pay, hold harmless and indemnify Subtenant from and against any and all costs, expenses or liability incurred by Subtenant in connection with or relating to any claims for compensation, commissions and fees asserted by such broker or agent with respect to this Sublease or the negotiation hereof (including, without limitation, the cost of legal fees and related expenses incurred in connection with defending against such claims). The commission due to the Broker shall be paid by Sublandlord pursuant to a separate agreement or agreements. Each party’s liability under this Section 18 shall survive any expiration or termination of this Sublease.

19. Security Deposit.

(a) As security for the full and punctual performance by Subtenant of all of the terms and conditions of this Sublease, Subtenant shall submit to Sublandlord three (3) business days after Landlord delivers Landlord’s consent to this Sublease (which delivery may be via electronic delivery) an irrevocable standby letter of credit (such letter of credit and all renewals and replacements thereof are referred to herein as the "Letter of Credit") in an amount equal to nine (9) months average Fixed Rent (i.e. One Million One Hundred Eight Thousand Seven Hundred Twenty Four and 90/100 Dollars ($1,108,724.90)) (the "Security Deposit") in the form of "Exhibit D" which is attached hereto as an integral part hereof and otherwise in form and substance satisfactory to Sublandlord. The Letter of Credit shall be issued in the Borough of Manhattan, State of New York to Sublandlord as the sole beneficiary thereunder by a bank or trust company (the "Issuing Institution") acceptable to Sublandlord and shall, in each case, have an expiration date of not earlier than one (1) year after its date of issuance. The Letter of Credit shall not limit the number of times that Sublandlord is entitled to draw thereunder and shall be transferable by Sublandlord to any successor to Sublandlord's position as sublandlord under this Sublease without cost to Sublandlord or such successor. The final Letter of Credit established hereunder shall have an expiration date which falls no earlier than December 15, 2027. Provided that (i) this Sublease shall be in full force and effect and Subtenant shall not then be in default hereunder, and (ii) Sublandlord has not previously drawn on the Security Deposit by reason of Default on the part of Subtenant, the Security Deposit shall be reduced to an amount equal to six (6) months average Fixed Rent hereunder (i.e., Seven Hundred Thirty Nine Thousand One Hundred Forty Nine and 90/100 Dollars ($739,149.90)) at the expiration of the fifth (5th) anniversary of the Commencement Date. Sublandlord shall consent to a modification of the letter of credit to reduce the amount thereof in accordance herewith (the form and substance of such modification to be satisfactory to Sublandlord in its sole but reasonable discretion) or shall accept a replacement letter of credit in the reduced amount which is in form and substance reasonably satisfactory to Sublandlord and which otherwise satisfies the requirements hereof and shall thereupon return to Subtenant the original letter of credit then being held by Sublandlord.

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(b) Whenever Subtenant is in default under this Sublease and such default has continued after any applicable notice has been delivered to Subtenant and beyond any applicable cure period or whenever Sublandlord has obtained a judgment against Subtenant based on a claim arising out of this Sublease, Sublandlord may draw the amount of such default or judgment, as the case may be, against the Letter of Credit, to the extent required for the payment of any Fixed Rent or Additional Rent or for any sum which Sublandlord may expend or be required to expend by reason of Subtenant's default. The Letter of Credit may be drawn upon by presentation to the Issuing Institution of a statement of any officer of Sublandlord certifying that Sublandlord is entitled to draw such amount pursuant to the terms of this Sublease. Subtenant shall have no right to demand that the Security Deposit be applied to any of the obligations of Subtenant hereunder and such application shall not constitute the cure by Subtenant of the underlying default to which the Security Deposit is so applied.

(c) If any Letter of Credit required to be maintained under this Paragraph 19 is not renewed or replaced on or before the thirtieth (30th) day prior to its expiration with a renewal or replacement Letter of Credit meeting the requirements of this Paragraph 19, then Sublandlord, at any time after such thirtieth (30th) day and prior to such renewal or replacement, may draw on such Letter of Credit for the undrawn amount of such Letter of Credit and deposit the proceeds of such draw into an account maintained by Sublandlord (which account may not include other funds of Sublandlord) and Sublandlord shall have the right to draw on such proceeds whenever Sublandlord would have had the right to draw on the Letter of Credit, if such Letter of Credit had been renewed or replaced. Any renewal or replacement Letter of Credit shall be deposited with and held by Sublandlord.

(d) In the case of every use, application or retention of the Security Deposit, Subtenant shall, within ten (10) business days after demand, increase the Letter of Credit by such sum, so that the Security Deposit shall be replenished to the amount which Subtenant is required to maintain hereunder and the failure to do so shall constitute an Event of Default hereunder without any notice or cure period.

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(e) As security for the full and punctual performance by Subtenant of all of the terms and conditions of this Sublease, until such time as Subtenant delivers the Letter of Credit to Sublandlord, first month’s rent in the amount of One Hundred Seventeen Thousand Thirty Two Dollars and 08/100 ($117,032.08) shall be deemed to be additional security hereunder, which amount may be applied as if same where the Security Deposit hereunder.

20. Consent to Jurisdiction. Each of the parties hereto hereby irrevocably consents and agrees that any legal action or proceeding with respect to this Sublease may be brought in any of the Federal or State courts having subject matter jurisdiction located in the Borough of Manhattan, The City of New York, and, by its execution and delivery of this Sublease, each such party hereby (a) accepts the non-exclusive jurisdiction of the aforesaid courts, (b) irrevocably agrees to be bound by any final judgment (after any appeal) of any such court with respect to this Sublease, and (c) irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding with respect to this Sublease brought in any such court, and further irrevocably waives, to the fullest extent permitted by law, any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

21. Confidentiality. Subtenant and Sublandlord each agree that the other party may not use the name or logo of the other party or any of their respective subsidiaries, divisions and affiliates, in any press release, marketing material, advertising campaign or other public document without the prior written consent of the other party. No public announcement or press release concerning this Sublease, its contents, transactions contemplated herein or the negotiations related thereto may be issued by any party without the written approval of all parties to this Sublease.

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22. Due Authorization. Each party represents and warrants to the other party that (i) each party, on its own behalf, has all necessary power and authority to execute and deliver this Sublease, to perform its respective obligations hereunder, and to consummate the transactions contemplated hereunder, (ii) no other proceedings on the part of any party are necessary to authorize the execution and delivery of this Sublease or to consummate the transactions contemplated hereunder and (iii) this Sublease has been duly and validly executed and delivered by each party hereto and shall constitute a valid, legal and binding agreement of each of respective party, enforceable against each party in accordance with and subject to the terms and conditions of this Sublease.

23. Defined Terms. Terms used with initial capitalization and not defined herein shall have the meanings given to them in the Lease.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, this Sublease has been executed by the duly authorized representatives of the parties as of the day and year first above written.

SUBLANDLORD:

GBG USA INC.

By:	/s/ Robert K. Smits
	Name:	Robert K. Smits
	Title:	EVP – Secretary

SUBTENANT:

XCEL BRANDS, INC.

By:	/s/ Robert D’Loren
	Name:	Robert D’Loren
	Title:	Chairman, CEO

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EXHIBIT A

Floor Plan
of
Subleased Premises

A-1

EXHIBIT B

Fixed Rent

Subleased Premises

Period	Annual Fixed Rent	Monthly Fixed Rent
Commencement Date – day preceding fifth anniversary of the Commencement Date (“First Date”)	$1,404,385.00	$117,032.08
Day following First Date – Expiration Date	$1,552,215.00	$129,351.25

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EXHIBIT C

HVAC UNITS

The Subleased Premises presently has two (2), forty (40) ton (Trane) units covering the Subleased Premises, and one (1), one and a half (1 ½) ton (Trane) unit covering the IDF room. All units are water-cooled and are tied into the Water Tower.

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EXHIBIT D

Form of Letter of Credit

Date:
L/C No.:
Amount:	$

GBG USA INC.
350 Fifth Avenue, 9th Floor
New York, New York 10118
Attention: Robert K. Smits

Ladies/Gentlemen:

We hereby establish our Irrevocable Standby Letter of Credit No. ___________ in favor of GBG USA INC. for the account of XCEL BRANDS, INC. for a sum not exceeding $______________, available by your drafts at sight on us effective immediately and expiring at our counters at our close of business on ______________.

Drafts drawn hereunder must be accompanied by a statement signed by one of your officers reading as follows: "The amount of the accompanying draft is due and payable to GBG USA INC. by XCEL BRANDS, INC. under a certain Agreement of Sublease between GBG USA INC., as sublandlord, and XCEL BRANDS. INC., as subtenant."

Drafts drawn hereunder must indicate: "Drawn under Letter of Credit No. _________ of [Name of Issuing Bank]."

It is a condition of this Letter of Credit that it shall be automatically extended without amendment for further periods of one year from the present and each future expiration date, unless, at least thirty (30) days prior to such date, we shall send you notice in writing by registered or certified mail, return receipt requested, that we elect not to renew this Letter of Credit for such additional period. Any such notice will be effective two (2) days after being sent by us, and thereafter you may draw draft(s) on us at sight for amounts up to the remaining balance of this Letter of Credit on or before the then applicable expiration date, and such draft(s) need not be accompanied by any statement.

This Letter of Credit is transferable in its entirety to any assignee or transferee of your interest in the Agreement of Sublease referred to above without any fee or charge on your part or on the part of the transferee.

Partial drawings under this Letter of Credit are permitted. The amount and date of presentation of any draft drawn and presented pursuant to the terms of this Letter of Credit shall be noted on this Letter of Credit by us. After making such notation, this Letter of Credit shall be returned immediately to you, unless any such draft presented and paid shall have exhausted this credit, in which case this Letter of Credit shall be retained by us.

We hereby engage with the drawers, endorsers and bona fide holders of drafts drawn under and in compliance with the terms of this Letter of Credit that such drafts will be duly honored if presented for payment at our office located at ___________________________________ or at our principal office in New York City prior to the time of expiration hereof. Such drafts will be paid in immediately available funds before 2:00 p.m. New York time on the Banking Day after the day on which such draft is so presented. "Banking Day" means a day on which commercial banks are open for business in New York.

This Letter of Credit is subject to the Uniform Customs and Practice for Documentary Credits (2007 Revision) of the International Chamber of Commerce (Publication No. 600).

Very truly yours,
[Name of Issuing Bank]

Authorized Signature

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EXHIBIT E

List of Included Property

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EXHIBIT F

Lease

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